Exhibit 99.1

Chemtura Announces Extension of Expiration Date and Elimination of Early Settlement Feature in Tender Offer for Outstanding 7.875% Senior Notes Due 2018

PHILADELPHIA, Pa., July 8, 2013 – Chemtura Corporation (NYSE/Euronext: CHMT) (“Chemtura” or the “Company”) announced today that, in connection with its previously announced cash tender offer and consent solicitation with respect to any and all of its outstanding $455.0 million aggregate principal amount of 7.875% Senior Notes due 2018 (the “Notes”), pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement, dated June 10, 2013 (the “Offer to Purchase”), it is amending the terms of the tender offer to extend the expiration date for the tender offer from 11:59 p.m., New York City time, on July 8, 2013 to 4:00 p.m., New York City time, on July 19, 2013, unless further extended or earlier terminated by the Company in its sole discretion, and to eliminate the early settlement feature. The expiration date is being extended because the Financing Condition (as defined in the Offer to Purchase) has not yet been satisfied. The consent date, the last date and time for holders to tender their Notes in order to receive the total consideration set forth in the Offer to Purchase and described below, expired at 5:00 p.m., New York City time, on June 21, 2013 (the “Consent Date”) and is not being extended.

Except for the extension of the expiration date and the elimination of the early settlement feature as described above, all terms and conditions of the tender offer set forth in the Offer to Purchase remain unchanged.

Holders who previously have tendered their Notes do not need to re-tender their Notes or take any other action in response to this extension. As of 5:00 p.m., New York City time, on July 5, 2013, tenders had been delivered with respect to $348,346,000 aggregate principal amount of Notes, representing approximately 76.56% of the outstanding aggregate principal amount of Notes. In accordance with the terms of the Offer to Purchase, tendered Notes may no longer be validly withdrawn and related consents may no longer be validly revoked, unless the tender offer is terminated.

Subject to the terms and conditions set forth in the Offer to Purchase, holders who validly tendered their Notes on or prior to the Consent Date will receive the total consideration of $1,117.50 per $1,000 principal amount of Notes accepted for purchase, which includes a consent payment of $30.00 per $1,000 principal amount of Notes.

Holders who validly tender their Notes after the Consent Date but on or prior to 4:00 p.m., New York City time, on July 19, 2013, unless extended or earlier terminated by the Company in its sole discretion (such date and time, as the same may be extended or earlier terminated, the “Expiration Date”), will receive the tender offer consideration of $1,087.50 per $1,000 principal amount of Notes accepted for purchase. Holders of Notes tendered after the Consent Date will not receive the consent payment. Notes tendered after the Consent Date but on or prior to the Expiration Date may not be withdrawn, except in the limited circumstances described in the Offer to Purchase.

Holders of all Notes, if any, accepted for purchase by the Company will receive the applicable consideration, plus accrued and unpaid interest up to, but not including, the date of payment, on the final settlement date, which is expected to occur promptly following the Expiration Date, assuming satisfaction or waiver of the conditions to the tender offer and consent solicitation. There will be no early settlement date for Notes validly tendered on or prior to the Consent Date and accepted for purchase.

The tender offer and consent solicitation are subject to the satisfaction or waiver of certain conditions that are more fully described in the Offer to Purchase, including, among others, the consummation of a future offering of unsecured senior debt securities by the Company, on terms and conditions acceptable to the Company, in its sole discretion, yielding net proceeds in an amount sufficient to fund all of its obligations under the tender offer and consent solicitation. The Company has reserved the right to further extend or amend, terminate or waive any conditions to the tender offer at any time.

Notes that are not tendered or that are not accepted for purchase pursuant to the tender offer will remain outstanding, and the holders thereof will be bound by the proposed amendments contained in the supplemental indenture with respect to the indenture governing the Notes (the “Indenture”) if the proposed amendments become operative. As a result, they will no longer be entitled to the benefit of substantially all of the restrictive covenants and certain events of default that the proposed amendments eliminate from the Indenture and will be subject to the terms of the Indenture as modified by the proposed amendments. The supplemental indenture became effective upon its execution and delivery on the Consent Date, but the proposed amendments will not become operative unless and until the Company accepts the Notes for purchase pursuant to the terms and conditions described in the Offer to Purchase.

This announcement amends and supplements the Offer to Purchase solely as described herein. The complete terms and conditions of the tender offer are set forth in the Offer to Purchase. Holders of Notes are urged to read the Offer to Purchase, as amended and supplemented by this announcement, carefully.

Citigroup Global Markets Inc. is acting as the dealer manager and solicitation agent and D.F. King & Co., Inc. is acting as the tender agent and information agent for the tender offer and consent solicitation. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 829-6551 (toll-free) or (212) 269-5550 (collect). Questions regarding the tender offer and consent solicitation may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

This press release is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell or a solicitation of consents with respect to any securities, and should not be deemed to be an offer to sell or a solicitation of an offer to buy any securities of the Company in the proposed refinancing transaction or any other transaction. The tender offer is only being made pursuant to the terms of the Offer to Purchase, as amended, supplemented or otherwise modified, including as amended hereby. The tender offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company, the dealer manager and solicitation agent, the tender agent and information agent, the trustee or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer.

About Chemtura Corporation

Chemtura, with 2012 net sales of $2.6 billion,1 is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products. Additional information concerning Chemtura is available at www.chemtura.com.

[1]	2012 net sales of $2.6 billion reflects discontinued operations treatment for the sale of Chemtura’s Antioxidants business.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act of 1934, as amended. The forward-looking statements contained in this press release include, but are not limited to, statements related to the consummation of the tender offer and consent solicitation, which is subject to, and conditioned on, the satisfaction or waiver of certain conditions, including the successful completion of a proposed refinancing transaction and other customary conditions. There can be no assurance that the refinancing transaction or the tender offer and consent solicitation will ultimately be consummated as described or at all. These statements are based on the Company’s estimates and assumptions and on currently available information.

The Company’s forward-looking statements include information concerning possible or assumed future results, and the Company’s actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. The Company undertakes no duty to update any forward-looking statements to conform the statements to actual results or changes in its operations.

Contacts

Investors:

Dalip Puri

Vice President, Investor Relations and Treasurer

(203) 573-2153

Media:

John Gustavsen

Manager, Corporate Communications

(203) 573-3224

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